DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz	Exhibit 3.1
Articles of Merger (PURSUANT TO NRS 92A.200) Page 1	Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20080124561-89
Filing Date and Time 02/25/2008 9:20 AM
Entity Number C25830-2004

Important: Read attached instructions before completing form.
ABOVE SPACE IS FOR OFFICE USE ONLY

(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))

SUBMIT IN DUPLICATE

1)

Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 81/2" x 11'' blank sheet containing the required information for each additional entity.

Global Electronic Recovery Corp.
Name of merging entity
Nevada	Corporation
Jurisdiction	Entity type *
Marley Coffee Inc.
Name of merging entity
Nevada	Corporation
Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

and,

Global Electronic Recovery Corp.
Name of surviving entity
Nevada	Corporation
Jurisdiction	Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.
This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State AM Merger 2003 Revised on: 10/24/03

___________________________________________________________
DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 2

Important: Read attached instructions before completing form.
ABOVE SPACE IS FOR OFFICE USE ONLY

2)	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):
Attn:
c/o:

3)	(Choose one)
☒	The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☐	The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)
4)

Owner's approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11'' blank sheet containing the required information for each additional entity):

(a)	Owner's approval was not required from
Global Electronic Recovery Corp.
Name of merging entity, if applicable
Marley Coffee Inc.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State AM Merger 2003 Revised on: 10/24/03

___________________________________________________________
DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz
Articles of Merger (PURSUANT TO NRS 92A.200) Page 3

Important: Read attached instructions before completing form.
ABOVE SPACE IS FOR OFFICE USE ONLY

(b)	The plan was approved by the required consent of the owners of *;

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.
This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State AM Merger 2003 Revised on: 10/24/03

___________________________________________________________
DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz
Articles of Merger (PURSUANT TO NRS 92A.200) Page 4

Important: Read attached instructions before completing form.
ABOVE SPACE IS FOR OFFICE USE ONLY

(c)	Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable
This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State AM Merger 2003 Revised on: 10/24/03

___________________________________________________________

DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz
Articles of Merger (PURSUANT TO NRS 92A.200) Page 5

Important: Read attached instructions before completing form.
ABOVE SPACE IS FOR OFFICE USE ONLY

5)	Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:
Article One of the Articles of Incorporation of Global Electronic Recovery Corp. is hereby amended to change the name Global Electronic Recovery Corp. to "Marley Coffee Inc."

6)	Location of Plan of Merger (check a or b):
☒	(a) The entire plan of merger is attached;

or,
☐

(b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7)	Effective date (optional)**:

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them ''Restated'' or ''Amended and Restated,'' accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).
This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State AM Merger 2003 Revised on: 10/24/03

___________________________________________________________

DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz
Articles of Merger (PURSUANT TO NRS 92A.200) Page 6

Important: Read attached instructions before completing form.
ABOVE SPACE IS FOR OFFICE USE ONLY

8)

Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

(if there are more than four merging entities, check box ☐ and attach an 81/2" x 11'' blank sheet containing the required information for each additional entity.):
Global Electronic Recovery Corp.
Name of merging entity
/s/ David O'Neill	President, Secretary, Treasurer and Director	February 18, 2008
Signature	Title	Date
Marley Coffee Inc.
Name of merging entity
/s/ Shane Whittle	President, Secretary, Treasurer and Director	February 18, 2008
Signature	Title	Date

Name of merging entity

Signature	Title	Date

Name of merging entity

Signature	Title	Date
Marley Coffee Inc.
Name of surviving entity
/s/ Shane Whittle	Director	February 18, 2008
Signature	Title	Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.
This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State AM Merger 2003 Revised on: 10/24/03

___________________________________________________________

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT dated as of February 4, 2008.

BETWEEN:

MARLEY COFFEE INC., a Nevada corporation, having its office at 6240 West 3rd Street, Los Angeles, California, USA, 90036

("Marley")

AND:

GLOBAL ELECTRONIC RECOVERY CORP., a Nevada corporation, having its office at 6240 West 3rd Street, Los Angeles, California, USA, 90036

("Global Electronic")

WHEREAS:

  Marley is the wholly-owned subsidiary of Global Electronic;
  The boards of directors of Marley and Global Electronic deem it advisable and in the best interests of their respective companies and shareholders that Marley be merged with and into Global Electronic, with Global Electronic remaining as the surviving corporation under the name "Marley Coffee Inc.";
  The board of directors of Marley has approved the plan of merger embodied in this Agreement; and
  The board of directors of Global Electronic has approved the plan of merger embodied in this Agreement.

THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto do hereby agree to merge on the terms and conditions herein provided, as follows:

  THE MERGER

1.1 The Merger

Upon the terms and subject to the conditions hereof, on the Effective Date (as hereinafter defined), Marley shall be merged with and into Global Electronic in accordance with the applicable laws of the State of Nevada (the "Merger"). The separate existence of Marley shall cease, and Global Electronic shall be the surviving corporation under the name "Marley Coffee Inc." (the "Surviving Corporation") and shall be governed by the laws of the State of Nevada.

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1.2 Effective Date

The Merger shall become effective on the date and at the time (the "Effective Date") that:

(a) the Articles of Merger, in substantially the form annexed hereto as Appendix A, that the parties hereto intend to deliver to the Secretary of State of the State of Nevada, are accepted and declared effective by the Secretary of State of the State of Nevada; and

(b) after satisfaction of the requirements of the laws of the State of Nevada.

1.3 Articles of Incorporation

On the Effective Date, the Articles of Incorporation of Global Electronic, as in effect immediately prior to the Effective Date, shall continue in full force and effect as the Articles of Incorporation of the Surviving Corporation except that Article 1 of the Articles of Incorporation of Global Electronic, as the Surviving Corporation, shall be amended to state that the name of the corporation is "Marley Coffee Inc."

1.4 Bylaws

On the Effective Date, the Bylaws of Global Electronic, as in effect immediately prior to the Effective Date, shall continue in full force and effect as the bylaws of the Surviving Corporation.

1.5 Directors and Officers

The directors and officers of Global Electronic immediately prior to the Effective Date shall be the directors and officers of the Surviving Corporation, until their successors shall have been duly elected and qualified or until otherwise provided by law, the Articles of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

2. CONVERSION OF SHARES

2.1 Common Stock of Marley

Upon the Effective Date, by virtue of the Merger and without any action on the part of any holder thereof, each share of common stock of Marley, par value of $0.001 per share, outstanding immediately prior to the Effective Date shall be changed and converted into one fully paid and non-assessable share of the common stock of the Surviving Corporation, par value of $0.001 per share (the "Survivor Stock").

2.2 Exchange of Certificates

Each person who becomes entitled to receive any Survivor Stock by virtue of the Merger shall be entitled to receive from the Surviving Corporation a certificate or certificates representing the number of Survivor Stock to which such person is entitled as provided herein.

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3. EFFECT OF THE MERGER

3.1 Rights, Privileges, etc.

On the Effective Date of the Merger, the Surviving Corporation, without further act, deed or other transfer, shall retain or succeed to, as the case may be, and possess and be vested with all the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of Marley and Global Electronic; all property of every description and every interest therein, and all debts and other obligations of or belonging to or due to each of Marley and Global Electronic on whatever account shall thereafter be taken and deemed to be held by or transferred to, as the case may be, or invested in the Surviving Corporation without further act or deed, title to any real estate, or any interest therein vested in Marley or Global Electronic, shall not revert or in any way be impaired by reason of this merger; and all of the rights of creditors of Marley and Global Electronic shall be preserved unimpaired, and all liens upon the property of Marley or Global Electronic shall be preserved unimpaired, and all debts, liabilities, obligations and duties of the respective corporations shall thenceforth remain with or be attached to, as the case may be, the Surviving Corporation and may be enforced against it to the same extent as if all of said debts, liabilities, obligations and duties had been incurred or contracted by it.

3.2 FURTHER ASSURANCES

From time to time, as and when required by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of Marley such deeds and other instruments, and there shall be taken or caused to be taken by it such further other action, as shall be appropriate or necessary in order to vest or perfect in or to confirm of record or otherwise in the Surviving Corporation the title to and possession of all the property, interest, assets, rights, privileges, immunities, powers, franchises and authority of Marley and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Marley or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

4. GENERAL

4.1 Abandonment

Notwithstanding any approval of the Merger or this Agreement by the shareholders of Marley or Global Electronic or both, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by mutual written agreement of Marley and Global Electronic.

4.2 Amendment

At any time prior to the Effective Date, this Agreement may be amended or modified in writing by the board of directors of both Marley and Global Electronic.

4.3 Governing Law

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada.

___________________________________________________________

4.4 Counterparts

In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

4.5 Electronic Means

Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereof.

IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date set forth above.

MARLEY COFFEE INC.

Per: /s/ Shane Whittle
Authorized Signatory

GLOBAL ELECTRONIC RECOVERY CORP.

Per: /s/ David O'Neill
Authorized Signatory

___________________________________________________________

SCHEDULE A
To the Agreement and Plan of Merger between
Marley and Global Electronic

Articles of Merger

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